Exhibit 99.3

WHAT IS HAPPENING?

RentWay and Rent-A-Center have reached a definitive agreement to merge their operations.

The combined company will be the leader in the Rent-to-Own industry with almost $3 billion in revenue.

WHEN IS THIS TAKING PLACE?

Over the next 60-90 days we will be seeking regulatory and RentWay shareholder approval for the merger. Until regulatory and RentWay shareholder approval is received it is business as usual. You will still report to the same manager, the same district manager, and the same division head. Your pay checks will still come from RentWay and you will still have the same benefits.

During the approval process, we will be working on our transition plan for the combined company.  We will share this with you as soon as possible after all approvals have been received.

WHY ARE THE TWO COMPANIES MERGING?

There are many advantages to a combined company:

• Complementary operations

• Great coworkers on both side

• Continued growth opportunities (promotions)

MESSAGE FROM BILL MORGENSTERN

Our focus at RentWay has been on creating an environment where all stakeholders were made to feel Welcome, Wanted and Important. Those of you who know me know that those three words mean a lot to me. Today, the RentWay culture of Welcome, Wanted and Important faces a new challenge.

Our industry does not operate in a vacuum. The needs and demands of our customers are evolving every single day. Greater resources are required to stay competitive and meet the opportunities presented by these changing customer needs and demands. Rent-A-Center brings those resources tothis transaction and enables these opportunities to become a reality.

I believe this transaction with Rent-A-Center creates the most value and opportunity for all of us.

It is an organization directed by a leader who has a clear and exciting vision for our industry and the customers we serve. It is a vision that creates unsurpassed opportunities for growth and personal satisfaction.

The power and strength of Rent-A-Center combined with the rich, deeply rooted culture of RentWay, can create a legacy that will have a meaningful and lasting impact on rent-to-own customers all across America. And after all, serving the RTO customer is the primary reason we’re here.

Thanks, in advance, for helping to carry the Welcome, Wanted and Important message forward.

MESSAGE FROM MARK SPEESE

Like Bill, I’m very excited about the opportunities for this combination. Like many of you, I started my career in the rent-to-own industry as an account manager. I eventually opened my first store in 1986 under the name of Vista Rent-to-Own. From that one store we have grown our company – primarily through acquisitions as well as new store openings – to the 2,760 stores we operate today, including the acquisition of Rent-A-Center itself in 1998. The majority of our workforce is made up of coworkers who joined us through past acquisitions.

When I looked at this merger, one of the things that excited me most was you, the employees of

RentWay and what you’ve achieved over the last two and a half years. You have delivered eleven consecutive quarters of positive comps under very difficult circumstances – squeezing every dime and staying committed to your cause.

The real value of this merger is you and what you will bring to it. With our ability to provide you with the resources and tools you need, I believe we will significantly grow the business even further. I know that you have apprehensions about the merger. It’s very normal to feel that way; but, as we get to know each other, I think you will start to feel good about the change and the opportunities that it brings to you.

The cultures of the two companies are very similar. Though said with different words, your culture of Welcome, Wanted and Important is just a different way of saying what we say in Rent-A-Center’s Vision and Core Values. Both companies believe in taking care of their people and their customers.

In terms of financial strength, we anticipate the combined company will have annual revenues of nearly $3 billion. We have a strong balance sheet and generate significant cash flow that will allow us to continue our growth. We will have even greater opportunities for growth for everyone.

I hope that you’ll give us an opportunity over the next few months to demonstrate to you the opportunity that you’ll have at Rent-A-Center. We welcome you and the talent and individual strengths you bring. Our commitment is to help you achieve your goals by offering you a meaningful, challenging and rewarding career opportunity that acknowledges your individual strengths and the diversity you bring to the Company.

RENT-A-CENTER

OUR MISSION

Be the provider-of-choice for high-quality products and services to improve the quality of life for consumers, while building enduring, respectful customer and community relationships.

Be the employer-of-choice by offering meaningful, challenging and rewarding career opportunities that acknowledge the individual strengths of our diverse workforce.

CORE VALUES

Respect for People

Treat all co-workers, customers and others with honesty, understanding and appreciation.

Integrity

Be reliable and ethical in work and behavior, and expect others to do the same.

Commitment to Excellence

Strive to reach our full potential as individuals and as a company.

Ownership

Make logical decisions and take responsibility for our actions.

Stakeholder Focus

Create longstanding value by managing the business for the benefit of co-workers, customers, shareholders, suppliers and communities.

COMPANY HISTORY

• In 1988, Vista Rent-to-Own operated 22 RTO locations mainly in New Jersey and Puerto Rico.

• In 1993, Renters Choice, L.P. was formed and acquired 84 locations from DEF Investments.

• From 1993 to 1995 Renters Choice acquired approximately 300 locations through various acquisitions.

• In 1995 the company went public at a split adjusted price of $1.67 and is now trading at approximately $26.50. Rent-A-Center is listed on the NASDAQ under the symbol RCII.

• From 1996 to 1998 the company acquired approximately 1,800 locations, the largest being the 1,400 store acquisition of Thorn Americas.

• From 1999 to present the company has grown through store acquisitions and new store openings. We now have approximately 2,760 store location in all 50 states, the District of Columbia, Puerto Rico and 6 stores in Alberta, Canada.

COMPANY STRATEGY

RAC’s ongoing strategy includes:

• New store growth

• New and expanded product lines

• New business development, such as our exciting new financial service operation CashAdvantEdge

QUESTIONS & ANSWERS

We know you will have a lot of questions about this merger. We can’t answer them all here, but we’ll try to address some of the more obvious ones. As the merger progresses, we will continue to share more information with your management team.

Q&A

Will I have a job after the merger?

We will consolidate some stores; however, we expect this to be relatively few and we need good people. At this time we expect to offer employment to all RentWay employees. This is based on the expectation that individual performance continues to be at a satisfactory level.

I have worked for RAC before. Will I be offered employment?

In most cases we will be happy to have you back. This obviously depends on the circumstances under which you left RAC, so we will have to look at each individual case.

What will be my rate of pay?

Our pay structure is very close to that offered by RentWay. We will guarantee you that your base rate of pay will not be reduced. Some of you may in fact enjoy an increase due to joining RAC. Details will be provided assuming this merger receives final approval.

Will my benefits change?

Your current benefits plans will remain in force until further notice. As we complete the transition, you will be offered the chance to participate in the RAC benefit plans. We will recognize your length of service with RentWay for purposes of benefit eligibility. RAC offers a full package of benefits and we believe you will find them very comparable to what you have enjoyed at RentWay. RAC is proud to offer eligible coworkers; Health Insurance, Dental Insurance, Life Insurance, Long-Term and Short-Term disability, 401K plan with company match, vacation, sick leave, paid holidays, and an employee purchase plan. You will receive details on all of these plans along with enrollment instructions after the merger has been approved.

Will my job duties stay the same?

Our business model is very similar to RentWay. Although our job titles may be somewhat different, we believe most RentWay employees will end up with the same or very similar duties.

We do recognize that we will need to do some training in those functions or responsibilities that are different.

Will I still have the opportunity for advancement?

One of the advantages of employment at RAC has always been the tremendous opportunities for advancement for those who want them and are willing to work hard to achieve them. This merger will help us continue our growth in the industry, and we will continue to have exciting opportunities for all that want them.

IMPORTANT INFORMATION

In connection with the proposed merger, Rent-Way intends to file a proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC.  THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE.  When available, Rent-Way will mail the proxy statement and related materials to its shareholders.  When filed with the SEC, the proxy statement and related materials will be available for free (along with any other document and reports filed by Rent Way with the SEC) at the SEC’s website, http://www.sec.gov, and at the Rent-Way’s website, http://www.rentway.com.

Participant Information

Rent-Way and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Rent-Way shareholders in connection with the proposed merger.  Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Rent-Way’s 2006 annual meeting of shareholders filed with the SEC on January 31, 2006, and a Form 10-K filed by Rent-Way with the SEC on December 29, 2005, both of which are available free of charge from the SEC and Rent-Way at their web sites as indicated above.  Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by Rent-Way with the SEC and which will be available free of charge from the SEC and from Rent-Way at their websites, as indicated above.